Exhibit 10.1

EXECUTION VERSION

SECOND AMENDMENT dated as of August 31, 2011 (this “Amendment”), to the CREDIT AGREEMENT dated as of February 8, 2010 (as amended by the First Amendment dated as of August 18, 2010, the “Credit Agreement”), among EXPEDIA, INC., a Delaware corporation, EXPEDIA, INC., a Washington corporation, TRAVELSCAPE, LLC, a Nevada limited liability company, TRIPADVISOR LLC, a Delaware limited liability company, HOTWIRE, INC., a Delaware corporation, the other BORROWING SUBSIDIARIES from time to time party thereto, the LENDERS from time to time party thereto, JPMORGAN CHASE BANK, N.A., as Administrative Agent, and J.P. MORGAN EUROPE LIMITED, as London Agent.

WHEREAS the Lenders have agreed to extend credit to the Borrowers under the Credit Agreement on the terms and subject to the conditions set forth therein;

WHEREAS the Company has requested that the Lenders (a) extend the maturity of their Loans and the expiration of their Commitments and (b) effect certain other amendments to the Credit Agreement as set forth herein;

WHEREAS the parties hereto, which include each Person that will be a Lender as of the Second Amendment Effective Date (as defined below), are willing to amend the Credit Agreement on the terms and subject to the conditions set forth herein; and

WHEREAS J.P. Morgan Securities LLC, BNP Paribas Securities Corp., Merrill Lynch Pierce, Fenner & Smith Incorporated, RBS Securities Inc. and Royal Bank of Canada have been, and certain other financial institutions may be, appointed to act as joint lead arrangers and joint bookrunners for this Amendment (the “Amendment Arrangers”).

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Defined Terms. Capitalized terms used but not otherwise defined herein (including in the preamble and the recitals hereto) have the meanings assigned to them in the Credit Agreement.

SECTION 2. Amendment of Credit Agreement. Effective as of the Second Amendment Effective Date, the Credit Agreement is hereby amended as follows:

(a) Amendments to Section 1.01. Section 1.01 of the Credit Agreement is amended as follows:

(i) The following new defined terms are added in appropriate alphabetical order:

“Second Amendment” means the Second Amendment dated as of August 31, 2011, to this Agreement.

“Second Amendment Effective Date” has the meaning assigned to such term in the Second Amendment.

“TripAdvisor” means TripAdvisor, Inc., a Delaware corporation.

“TripAdvisor Credit Facilities” means the term loan and revolving credit facilities contemplated to be incurred by TripAdvisor, TripAdvisor Holdings and their Subsidiaries in connection with the TripAdvisor Spin-Off, substantially as described in the TripAdvisor Form S-4.

“TripAdvisor Form S-4” means the Form S-4 Registration Statement filed by the Company and TripAdvisor with the SEC on July 27, 2011, as amended or supplemented from time to time.

“TripAdvisor Holdings” means TripAdvisor Holdings, LLC, a Massachusetts limited liability company.

“TripAdvisor Release Date” has the meaning assigned to such term in Section 9.14(b).

“TripAdvisor Spin-Off” means a spin-off of the Company’s domestic and international assets and operations associated with its TripAdvisor Media Group, substantially as described in the TripAdvisor Form S-4.

“TripAdvisor Subsidiary” means TripAdvisor, TripAdvisor Holdings or any of their respective Subsidiaries.

(ii) The definition of the term “Applicable Rate” is hereby amended by replacing the pricing grid therein with the pricing grid below:

Level	Level 1	Level 2	Level 3	Level 4	Level 5
Rating	At Least BBB+ by S&P/Baa1 Moody’s	BBB by S&P/Baa2 by Moody’s	BBB- by S&P/Baa3 by Moody’s	BB+ by S&P/Ba1 by Moody’s	Lower than BB+ by S&P/Ba1 by Moody’s or unrated
Commitment Fee Rate	12.5	15.0	22.5	30.0	37.5
Eurocurrency Spread	112.5	125.0	150.0	175.0	200.0
ABR Spread	12.5	25.0	50.0	75.0	100.0

(iii) The definition of the term “Designated Subsidiary” is hereby amended and restated in its entirety to read as follows:

“Designated Subsidiary” means each Subsidiary that is (a) a Borrowing Subsidiary, (b) a Material Subsidiary or (c) an obligor (including pursuant to a Guarantee) under any Material Indebtedness of the Company or any other Domestic Subsidiary, in each case other than (i) except in the case of clause (c) above, any Specified Foreign Subsidiary and (ii) any Subsidiary whose Guarantee of the Obligations has been released pursuant to Section 9.14.

(iv) The definition of the term “Material Disposition” set forth in the definition of the term “Consolidated EBITDA” is hereby amended and restated in its entirety to read as follows:

“Material Disposition” means (a) any sale, transfer or other disposition of property or series of related sales, transfers or other dispositions of property that yields gross proceeds to the Company and the Subsidiaries in excess of US$100,000,000 and (b) the TripAdvisor Spin-Off.

(v) The definition of the term “Maturity Date” is hereby amended and restated in its entirety to read as follows:

“Maturity Date” means the fifth anniversary of the Second Amendment Effective Date.

(vi) The definition of the term “Subsidiary” is hereby amended and restated in its entirety to read as follows:

“Subsidiary” means any subsidiary of the Company. Notwithstanding anything to the contrary set forth herein, The TripAdvisor-Expedia Foundation shall not, for so long as it constitutes a charitable organization, be deemed to be a Subsidiary for purposes of this Agreement and the other Loan Documents.

(b) Amendment to Article VI. Article VI of the Credit Agreement is hereby amended as follows:

(i) Section 6.01 of the Credit Agreement is hereby amended to insert at the end thereof the following:

“Notwithstanding anything to the contrary in this Section 6.01, upon the occurrence of the TripAdvisor Release Date, the TripAdvisor Subsidiaries may create, incur and permit to exist Indebtedness under the TripAdvisor Credit Facilities.”

(ii) Section 6.06 of the Credit Agreement is hereby amended by replacing “and” after clause (k) therein with a comma and inserting the following immediately after clause (l) therein:

“and (m) the TripAdvisor Spin-Off and the transactions relating thereto (including (i) the entry into the separation agreement, the tax sharing agreement, the employee matters agreement, the transition services agreement, the commercial agreements and any other definitive agreements relating to the TripAdvisor Spin-Off between the Company and/or the Subsidiaries (other than the TripAdvisor Subsidiaries), on the one hand, and any or all of the TripAdvisor Subsidiaries, on the other, and (ii) certain amendments to the organizational documents of the Company), in each case substantially as described in the TripAdvisor Form S-4 as filed with the SEC on July 27, 2011 (or the amendment of any such agreements in a manner not materially adverse to the Company and to the rights or interests of the Lenders)”.

(iii) Section 6.07 of the Credit Agreement is hereby amended by replacing “and” after clause (i)(D) thereof with a comma and inserting the following immediately after clause (i)(E) thereof:

“and (F) in the case of the TripAdvisor Subsidiaries, upon the occurrence of the TripAdvisor Release Date, restrictions and conditions imposed by the agreements governing the TripAdvisor Credit Facilities”.

(iv) Section 6.08(i) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(i) any Restricted Payment permitted under Section 6.05 (other than non-cash payments permitted solely under the proviso in such Section);”.

(v) Section 6.08 of the Credit Agreement is hereby amended by deleting “and” after paragraph (o) thereof, replacing the period at the end of paragraph (p) thereof with “; and” and inserting the following after paragraph (p) thereof:

“(q) the TripAdvisor Spin-Off, provided that (i) the Trip-Advisor Spin-Off shall be on terms not less favorable to the Lenders in any material respect than the information set forth in the TripAdvisor Form S-4, as filed with the SEC on July 27, 2011, (ii) no Default shall have occurred and be continuing, (iii) the Company shall be in compliance with the covenants set forth in Sections 6.10 and 6.11 as of the end of the fiscal quarter of the Company most recently ended on or prior to the date of consummation of the TripAdvisor Spin-Off, giving pro forma effect thereto as if it had occurred on the first day of the period of four consecutive fiscal quarters ending with such quarter, and (iv) the Company shall have delivered to the Administrative Agent a certificate of a Financial Officer certifying that all the requirements set forth in this clause (q) have been satisfied with respect thereto, together with reasonably detailed calculations demonstrating satisfaction of the requirements set forth in subclause (iii) above. It is understood and agreed that the TripAdvisor Spin-Off does not constitute a Partial Transfer for purposes of this Agreement.”

(c) Amendment to Section 7.01. Section 7.01 is hereby amended by replacing the first parenthetical after paragraph (n) thereof as follows:

“(other than an event with respect to any Borrower described in clause (h) or (i) of this Section)”.

(d) Amendment to Section 9.14. Section 9.14 of the Credit Agreement is hereby amended by (x) renumbering paragraph (b) and (c) thereof as paragraphs (c) and (d), respectively, and inserting the following immediately after paragraph (a) thereof:

“(b) (i) If the Company shall have (A) delivered on any date to the Administrative Agent (x) a certificate of a Financial Officer or other executive officer of the Company to the effect that (1) the TripAdvisor Spin-Off shall be consummated on the date of the delivery of such certificate and, upon the consummation thereof, none of TripAdvisor, TripAdvisor Holdings or any of their Subsidiaries shall be a Subsidiary of the Company or shall Guarantee any other Material Indebtedness of the Company or another Subsidiary of the Company and (2) no Default has occurred and is continuing or would result after the consummation of the TripAdvisor Spin-Off and (y) a duly executed Borrowing Subsidiary Termination with respect to each Borrowing Subsidiary that is a TripAdvisor Subsidiary, and (B) taken, or caused the applicable TripAdvisor Subsidiaries to take, on or prior to such date, all such actions as are required so that no Loan made to any Borrowing Subsidiary that is a TripAdvisor Subsidiary, or any interest thereon, and no Letter of Credit issued for the account of any TripAdvisor Subsidiary (including as a result of such Letter of Credit ceasing to be a Letter of Credit for all purposes of the Loan Documents pursuant to the provisions of the Second Amendment), shall be outstanding, then, on such date (such date being referred to as the “TripAdvisor Release Date”), (x) each TripAdvisor Subsidiary that is a Guarantor shall be released from its Guarantee created under the Guarantee Agreement and shall cease to have any rights or obligations thereunder, (y) each TripAdvisor Subsidiary that is a Borrowing Subsidiary shall cease to be such and shall cease to have any rights or obligations under this Agreement or any other Loan Document and (z) each TripAdvisor Subsidiary that is a Subsidiary Loan Party shall cease to be a Subsidiary Loan Party. At the request of the Company, the Administrative Agent shall execute and deliver to the Company, at the Company’s expense, all documents that the Company shall reasonably request to evidence the release of any TripAdvisor Subsidiary from its Guarantee created under the Guarantee Agreement and the cessation of all of its rights and obligations under this Agreement and the other Loan Documents.

(ii) Notwithstanding anything to the contrary set forth herein, in the event the TripAdvisor Spin-Off shall not have been consummated by the close of business on the TripAdvisor Release Date, then (A) the Guarantee created under the Guarantee Agreement of each TripAdvisor Subsidiary automatically shall be immediately reinstated, and shall continue to be effective as if the TripAdvisor Release Date shall never have occurred, and each TripAdvisor Subsidiary shall be reinstated as a party to the Guarantee Agreement and shall have all the rights and obligations of a guarantor thereunder, (B) each TripAdvisor Subsidiary that satisfies the requirements of the definition of the term “Subsidiary Loan Party” shall be such and (C) for purposes of Sections 6.01 and 6.07, no TripAdvisor Release Date shall be deemed to have occurred. In connection with any such reinstatement, the Company shall cause each TripAdvisor Subsidiary to execute such reaffirmation agreement or similar document as the Administrative Agent shall reasonably request to evidence such reinstatement.

(iii) It is understood and agreed that the provisions of paragraph (a) of this Section shall not apply to the release of the Guarantee of any TripAdvisor Subsidiary in connection with the TripAdvisor Spin-Off, which release shall be governed by the provisions of this paragraph (b).”

SECTION 3. Concerning Commitments. Each Person whose name appears on Schedule 2.01 hereto acknowledges and agrees that, on and as of the Second Amendment Effective Date, such Person shall be a Lender under the Credit Agreement as amended hereby (including as to the extension of the Maturity Date provided for hereunder) and shall have a US Tranche Commitment and/or a European Tranche Commitment as set forth next to the name of such Person on Schedule 2.01 hereto. Each party hereto acknowledges and agrees that, on and as of the Second Amendment Effective Date, Schedule 2.01 hereto sets forth all the Commitments of all the Lenders (and no Person whose name does not appear on Schedule 2.01 hereto shall have, or shall be deemed to have, as of the Second Amendment Effective Date, a Commitment under the Credit Agreement).

SECTION 4. Concerning Letters of Credit for Account of TripAdvisor Subsidiaries. (a) Notwithstanding anything else to the contrary set forth in the Credit Agreement or any other Loan Document, in the event that, in connection with the TripAdvisor Spin-Off, an Issuing Bank shall have provided to the Administrative Agent a written consent to the release of the Revolving Lenders from their obligations hereunder with respect to any Letter of Credit issued by such Issuing Bank for the account of any TripAdvisor Subsidiary as a result of such Letter of Credit becoming a letter of credit deemed to be issued under the TripAdvisor Credit Facilities, then from and after such time (a) such Letter of Credit shall cease to be a “Letter of Credit” outstanding hereunder for all purposes of this Agreement and the other Loan Documents and (b) the Lenders shall be deemed to have no participations in such Letter of Credit, and no obligations with respect thereto, under Section 2.06(d) or 2.06(e).

(b) In the case of any Letter of Credit issued for the joint account of any TripAdvisor Subsidiary, on the one hand, and the Company or any of its Subsidiaries other than a TripAdvisor Subsidiary, on the other, the Company shall, or shall cause the applicable Subsidiary to, take, on or prior to the TripAdvisor Release Date, all such actions as are required so that on the TripAdvisor Release Date neither the Company nor any of its Subsidiaries other than a TripAdvisor Subsidiary is an account party or otherwise an obligor under any such Letter of Credit.

SECTION 5. Representations and Warranties. The Company and each Borrowing Subsidiary represents and warrants to the Lenders that:

(a) This Amendment has been duly executed and delivered by the Company and each Borrowing Subsidiary and (assuming due execution by the parties hereto other than the Company and the Borrowing Subsidiaries) constitutes a legal, valid and binding obligation of the Company and each Borrowing Subsidiary, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b) Before and after giving effect to this Amendment, the representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects on and as of the Second Amendment Effective Date with the same effect as if made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they were true and correct in all material respects as of such earlier date.

(c) As of the Second Amendment Effective Date, before and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

SECTION 6. Effectiveness. This Amendment shall become effective as of the first date (the “Second Amendment Effective Date”) on which:

(a) the Administrative Agent (or its counsel) shall have received duly executed counterparts hereof that, when taken together, bear the authorized signatures of the Company, each Borrowing Subsidiary, each Person whose name appears on Schedule 2.01 hereto, the Swingline Lender and each Issuing Bank;

(b) the Administrative Agent (or its counsel) shall have received a Reaffirmation Agreement, in form and substance satisfactory to the Administrative Agent, duly executed by each Loan Party, pursuant to which each Loan Party shall consent to the amendments effected by this Amendment and acknowledge that the Guarantee Agreement remains in full force and effect in accordance with its terms and constitutes a guarantee of the Obligations as modified by this Amendment;

(c) the Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party and authorization of this Amendment and the Reaffirmation Agreement referred to in clause (b) above, all in form and substance reasonably satisfactory to the Administrative Agent;

(d) the Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent, the Lenders and the Issuing Banks and dated the Second Amendment Effective Date) of Wachtell, Lipton, Rosen & Katz, counsel for the Company, in form and substance reasonably satisfactory to the Administrative Agent;

(e) the Administrative Agent shall have received a certificate, dated the Second Amendment Effective Date and signed by the President, a Vice President or a Financial Officer of the Company, confirming the accuracy of the representations and warranties set forth in Section 5 hereof;

(f) the Administrative Agent shall have received, through inclusion in the TripAdvisor Form S-4 or otherwise, unaudited pro forma consolidated balance sheet of the Company, prepared after giving effect to the TripAdvisor Spin-Off, as of March 31, 2011 (and, if included in the TripAdvisor Form S-4 prior the date on which all other conditions to the effectiveness of this Amendment are satisfied, June 30, 2011 and/or September 30, 2011) and the related unaudited pro forma consolidated statements of operations of the Company for the three-month period ending March 31, 2011 (and, if included in the TripAdvisor Form S-4 prior to the date on which all other conditions to the effectiveness of this Amendment are satisfied, the six-month period ending June 30, 2011 and/or the nine-month period ending September 30, 2011);

(g) the Administrative Agent shall have received, for the account of each Person whose name appears on Schedule 2.01 hereto and that executes and delivers a copy of this Amendment, a consent fee in the amount of 0.175% of the aggregate amount of the Commitments of such Person as set forth on Schedule 2.01 hereto; and

(h) the Administrative Agent shall have received all other fees and other amounts due and payable on or prior to the Second Amendment Effective Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel) required to be reimbursed or paid by the Company under the Credit Agreement;

provided that if the Second Amendment Effective Date shall not have occurred on or before September 30, 2011, this Amendment shall terminate and be of no further force and effect. The Administrative Agent shall notify the Company and the Lenders of the Second Amendment Effective Date, and such notice shall be conclusive and binding.

SECTION 7. Effect of this Amendment. (a) Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Agents, the Issuing Banks or the Lenders under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect (it being understood and agreed that all interest and fees accruing under the Credit Agreement in respect of periods prior to the Second Amendment Effective Date will accrue at the rates specified in the Credit Agreement prior to its amendment by this Amendment and be payable at the times provided in the Credit Agreement). Nothing herein shall be deemed to entitle any Loan Party to any other consent to, or any other waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

(b) On and after the Second Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “herein”, “hereunder”, “hereto”, “hereof” and words of similar import shall, unless the context otherwise requires, refer to the Credit Agreement as amended hereby, and each reference to the Credit Agreement in any other Loan Document shall be deemed to be a reference to the Credit Agreement as amended hereby. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

(c) It is agreed that the Amendment Arrangers and their Related Parties shall be entitled to the benefits of Section 9.03(b) of the Credit Agreement with respect to the arrangement of this Amendment, the preparation, execution and delivery of this Amendment and the consummation of the transactions contemplated hereby (including the TripAdvisor Spin-Off) to the same extent as the Arrangers and their Related Parties are entitled to the benefits of such Section in respect of the arrangement and the syndication of the credit facility under the Credit Agreement and the other matters referred to in such Section.

SECTION 8. Applicable Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 9. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which, when taken together, shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 10. Fees and Expenses. The Company agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore LLP, counsel for the Administrative Agent. All fees shall be payable in immediately available funds and shall not be refundable.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date first above written.

EXPEDIA, INC., a Delaware corporation,

by:	/s/ Michael B. Adler
Name: Michael B. Adler
Title: Executive Vice President and Chief Financial Officer

EXPEDIA, INC., a Washington corporation,

by:	/s/ Michael B. Adler
Name: Michael B. Adler
Title: Executive Vice President and Chief Financial Officer

TRAVELSCAPE, LLC,

by:	/s/ Michael B. Adler
Name: Michael B. Adler
Title: Executive Vice President and Chief Financial Officer

TRIPADVISOR, LLC,

by:	/s/ Michael B. Adler
Name: Michael B. Adler
Title: Executive Vice President and Chief Financial Officer

HOTWIRE, INC.,

by:	/s/ Michael B. Adler
Name: Michael B. Adler
Title: Executive Vice President and Chief Financial Officer

JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent, Issuing Bank and Swingline Lender,

by:	/s/ Peter B. Thauer
Name: Peter B. Thauer
Title: Executive Director

SIGNATURE PAGE TO

SECOND AMENDMENT TO

EXPEDIA, INC. CREDIT AGREEMENT

Bank of America N.A

by:	/s/ Prayes Majmudar
Name: Prayes Majmudar
Title: Vice President

by:[1]
Name:
Title:

[1]	For any institution requiring a second signature line.

SIGNATURE PAGE TO

SECOND AMENDMENT TO

EXPEDIA, INC. CREDIT AGREEMENT

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a Lender

by:	/s/ Victor Pierzchalski
Name: Victor Pierzchalski
Title: Authorized Signatory

SIGNATURE PAGE TO

SECOND AMENDMENT TO

EXPEDIA, INC. CREDIT AGREEMENT

Name of Institution (with each Lender that is also an Issuing Bank executing both in its capacity as a Lender and as an Issuing Bank): BARCLAYS BANK PLC

by:	/s/ Ben Hicges
Name: BEN HICGES
Title: Authorised Signatory

by:[1]
Name:
Title:

[1]	For any institution requiring a second signature line.

SIGNATURE PAGE TO

SECOND AMENDMENT TO

EXPEDIA, INC. CREDIT AGREEMENT

BNP Paribas

by:	/s/ Gregory R. Paul
Name: GREGORY R. PAUL
Title: MANAGING DIRECTOR

by:	/s/ Nuala Marley
Name: NUALA MARLEY
Title: Managing Director

SIGNATURE PAGE TO

SECOND AMENDMENT TO

EXPEDIA, INC. CREDIT AGREEMENT

HSBC Bank USA, National Association

by:	/s/ Mire Levy
Name: Mire Levy
Title: Vice President

SIGNATURE PAGE TO

SECOND AMENDMENT TO

EXPEDIA, INC. CREDIT AGREEMENT

Name of Institution (with each Lender that is also an Issuing Bank executing both in its capacity as a Lender and as an Issuing Bank): ROYAL BANK OF CANADA

by:	/s/ Mark Gronich
Name: Mark Gronich
Title: Authorized Signatory

SIGNATURE PAGE TO

SECOND AMENDMENT TO

EXPEDIA, INC. CREDIT AGREEMENT

Name of Institution (with each Lender that is also an Issuing Bank executing both in its capacity as a Lender and as an Issuing Bank):

by:	The Royal Bank of Scotland plc

/s/ Michaela V. Galluzzo
Name: Michaela V. Galluzzo
Title: Director

SIGNATURE PAGE TO

SECOND AMENDMENT TO

EXPEDIA, INC. CREDIT AGREEMENT

SUMITOMO MITSUI BANKING CORPORATION

By:	/s/ David W. Kee
David W. Kee
Joint General Manager

Name of Institution (with each Lender that is also an Issuing Bank executing both in its capacity as a Lender and as an Issuing Bank):

by:	/s/ Richard J. Ameny, Jr.
	Name:	Richard J. Ameny, Jr.
	Title:	Vice President

Name of Institution:[1]

by:
Name: Title:

[1]	For any institution requiring a second signature line.